Exhibit 10(c)

THIRD MODIFICATION TO PROMISSORY NOTE

THIS THIRD MODIFICATION TO PROMISSORY NOTE (this "Third Modification") is made this 19th day of December, 2003, by INTERSTATE GENERAL COMPANY L.P., a Delaware publicly traded limited partnership (the "Borrower") and MERCANTILE MORTGAGE CORPORATION, a Maryland corporation (the "Lender").

RECITALS

WHEREAS, the Lender initially made available to Borrower a development loan and revolving credit lines in the maximum principal amount of Ten Million Eight Hundred Forty Thousand Dollars ($10,840,000), which credit facilities have been increased pursuant to the modifications described below to Twelve Million Ninety Thousand Dollars ($12,090,000) (collectively, the "Loan"), which Loan was advanced pursuant to the terms of a Loan Agreement dated as of July 26, 1999, by and between the Lender and the Borrower (the "Loan Agreement");

WHEREAS, the Loan was evidenced by a Promissory Note of even date with the Loan Agreement executed and delivered by the Borrower to the Lender in the maximum principal amount of Ten Million Eight Hundred Forty Thousand Dollars ($10,840,000), with interest thereon as set forth therein (the "Original Note");

WHEREAS, the Loan Agreement was amended pursuant to the First Modification Agreement dated August 16, 2002 and Second Modification Agreement dated August 29, 2003, each by and between the Borrower, Brandywine Investment Associates Limited Partnership, a Maryland limited partnership (the "Partnership Guarantor") and the Note was amended pursuant to the First Modification to Promissory Note dated August 16, 2002 ("First Modification") and Second Modification to Promissory Note dated August 29, 2003 ("Second Modification"), each by and between the Borrower and the Lender (the "Original Note as amended by the First Modification and the Second Modification is collectively, the "Note"); and

WHEREAS, the Borrower, Partnership Guarantor and the Lender (among others) have entered into a Third Modification Agreement of even date herewith, which among other things, provides for further amendment of the Note.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree that as of the date hereof the parties hereto do agree and covenant as follows:

The Note is hereby amended by:

(a) deleting the words "Ten Million Eight Hundred Forty Thousand Dollars ($10,840,000)" or the number "$10,840,000" wherever it appears and inserting in lieu thereof: "Twelve Million Ninety Thousand Dollars ($12,090,000)" or "$12,090,000" as the case may be.

(b) deleting the words "25th day of July, 2004 (or with respect only to the Infrastructure Loan the 25th day of July, 2005)" on line 10 of the opening paragraph and inserting in lieu thereof; "25th day of July, 2005".

(c) deleting the words "Five Million Nine Hundred Forty Thousand Dollars ($5,940,000)" beginning on line 13 of the opening paragraph and by inserting in lieu thereof "Six Million One Hundred Ninety Thousand Dollars ($6,190,000)".

(d) deleting the first sentence of Section 1 and inserting in lieu thereof: "For the period from the date of this Note until the final and absolute due date of this Note, interest shall accrue on the unpaid balance of this Note at a floating rate, obtained by adding two percent (2%) to the prime rate of interest declared by Mercantile-Safe Deposit and Trust Company ("Mercantile") from time to time, such rate to be adjusted on any date on which a change in Mercantile's prime rate is effective".

(e) deleting Section 5b in its entirety and inserting in lieu thereof the following language: "Upon the sale of each lot subject to the lien of the Deed of Trust (as defined in the Loan Agreement), the Borrower shall pay to the Lender an amount equal to the net proceeds of the sale of such lot. The term "net proceeds" shall mean the sales price of the lot as shown on the Settlement Statement less customary closing costs shown on the Settlement Statement. The Borrower and Lender may revisit such release price in the future, provided however, the release price shall ultimately be determined by Lender in its sole discretion."

Except as modified herein, all other terms and conditions of the Note shall remain the same. This Third Modification does not constitute a novation of the Note.

IN WITNESS WHEREOF, the undersigned have caused this Third Modification to be executed as of the day and year first written above.

WITNESS:	BORROWER: INTERSTATE GENERAL COMPANY L.P. By: Interstate General Management Corporation, its general partner

/s/	By:	/s/
Mark Augenblick		Name: James J. Wilson Title: Chairman & CEO of Interstate General Management Corporation, the managing general partner of Interstate General Company

LENDER MERCANTILE MORTGAGE CORPORATION, a Maryland corporation

/s/	By:	/s/
James E. Spedden, Jr.		Name: Joseph J. O'Brien, Jr. Title: Senior Vice President